Exhibit 99.1
F.N.B. Corporation Reports Net Income of $23.5 Million in Fourth Quarter 2010
Full Year 2010 Net Income More Than Double Full Year 2009
Hermitage, PA — January 24, 2011 — F.N.B. Corporation (NYSE: FNB) today reported financial results for the fourth quarter and full year ended December 31, 2010. Net income for the fourth quarter of 2010 was $23.5 million, or $0.21 per diluted share, compared to third quarter of 2010 net income of $17.2 million, or $0.15 per diluted share, and fourth quarter of 2009 net income of $4.6 million, or $0.04 per diluted share. Net income available to common shareholders for the full year of 2010 totaled $74.7 million, or $0.65 per diluted share, compared to $32.8 million, or $0.32 per diluted common share, for the full year ended December 31, 2009.
The fourth quarter of 2010 includes a $6.9 million (after-tax) one-time credit to pension expense for previously unrecognized gains due to amending the F.N.B. Corporation pension plan. As a result of the amendment, resources have been shifted to enhance the 401(k) plan available to all employees and the volatility of future pension costs has been reduced. Additionally, the fourth quarter of 2010 includes $0.4 million (after-tax) in Comm Bancorp, Inc. merger-related costs. These items on a net basis increased net income for the fourth quarter of 2010 by $6.5 million or $0.06 per diluted share.
“We are very pleased to deliver solid fourth quarter results to end a successful year,” said Stephen J. Gurgovits, Chief Executive Officer of F.N.B. Corporation. “The fourth quarter reflects our continued accomplishments in growing loans, deposits and treasury management balances, maintaining a stable net interest margin and continuing good credit quality results in our Pennsylvania and Regency portfolios. Additionally, we begin 2011 with good momentum and an expanded footprint in northeastern Pennsylvania with the recently completed acquisition of Comm Bancorp, Inc.”
F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible equity (non-GAAP measure) was 19.28%; return on average equity was 8.74%; return on average tangible assets (non-GAAP measure) was 1.15% and return on average assets was 1.03%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.
Net Interest Income
Net interest income on a fully taxable equivalent basis for the fourth quarter of 2010 totaled $74.5 million, increasing 3.2% annualized from the third quarter of 2010. This linked-quarter growth reflects a 4.2% annualized increase in average earning assets with growth in both loans and investments. Average investments increased $36.0 million over the third quarter as increased liquidity was invested in short-duration, high-quality securities. The fourth quarter net interest margin of 3.77% remained stable compared to the third quarter.

“Our commercial and retail bankers continue to be successful in winning new customer relationships and deepening existing relationships as this quarter marks the seventh consecutive quarter of growth in our Pennsylvania commercial portfolio and the sixth consecutive quarter of total loan growth,” said Mr. Gurgovits.
Total average loans for the fourth quarter of 2010 totaled $6.0 billion and increased on a linked-quarter basis by $46.5 million, or 3.1% annualized. Growth in the average home equity lending portfolio (comprised of lines of credit and direct installment loans) of $39.2 million, or 10.8% annualized, was the primary driver of the increase reflecting successful promotional initiatives and customer preferences for home equity lines of credit in the low interest rate environment. All loan portfolios increased in the fourth quarter of 2010 compared to the prior quarter, except for our indirect lending portfolio which experienced a normal seasonal decline.
Average commercial loans for the fourth quarter totaled $3.3 billion with growth in the Pennsylvania commercial loan portfolio of $19.2 million, or 2.5% annualized, primarily reflecting market share gains. This growth was partially offset by continued reductions in the Florida portfolio. On a period-end basis, Pennsylvania commercial loans grew $56.9 million, or 7.3% annualized, at December 31, 2010 compared to September 30, 2010, reflecting strong production levels to close out the year.
Average deposits and treasury management balances for the fourth quarter totaled $7.3 billion and grew $81.6 million, or 4.5% annualized, on a linked-quarter basis reflecting growth in transaction deposits due to new customer acquisition and higher average balances partially offset by a decline in time deposits. During the fourth quarter of 2010, our funding mix continued to improve with average transaction deposits increasing $100.2 million, or 9.1% annualized, and average treasury management balances growing $23.0 million or 13.8% annualized. Given our overall liquidity position and contributing to the lower cost of funds in the fourth quarter of 2010, higher cost average time deposits declined as intended by $41.7 million, or 7.5% annualized, compared to the third quarter.
Non-Interest Income
Non-interest income totaled $29.5 million for the fourth quarter of 2010, increasing $1.7 million or 6.3% from $27.8 million in the third quarter of 2010, reflecting increased fee income in several categories.
The higher level of fee income reflects higher mortgage-related gains due to strong residential mortgage volume, and higher trust income driven by organic growth and improved market conditions. The fourth quarter of 2010 also includes a $0.7 million gain related to the successful harvesting by F.N.B. Capital Corporation of a mezzanine finance relationship, representing the second successful harvesting in 2010. Partially offsetting these gains in fee income, the decline in service charges on a linked-quarter basis includes a decrease in overdraft fee revenue reflecting the first full quarter of Regulation E. In total, non-interest income represented 28% of revenue for the fourth quarter of 2010, compared to 27% for the third quarter of 2010.

Non-Interest Expense
Non-interest expense totaled $58.3 million in the fourth quarter of 2010, compared to $64.2 million in the third quarter of 2010. As a result of a pension plan amendment, the fourth quarter of 2010 includes a $10.5 million one-time credit to pension expense for previously unrecognized gains. The amendment is expected to reduce the volatility of future pension costs while shifting resources to an enhanced 401(k) plan. These actions provide employees increased flexibility consistent with industry practices. Also included in non-interest expense for the fourth quarter of 2010 are $0.5 million in Comm Bancorp, Inc. merger-related costs. When excluding these items, non-interest expense totaled $68.3 million in the fourth quarter of 2010.
Non-interest expense for the fourth quarter of 2010, compared to the third quarter of 2010, also includes a $1.5 million increase in Florida land-related other real estate owned (OREO) costs primarily resulting from property valuation adjustments. Additionally, personnel costs include revisions to quarterly and annual profitability and performance-based accruals for incentive compensation and accruals for discretionary employer 401(k) contributions due to exceeding annual goals due to business performance.
Credit Quality
“We remain very pleased with the performance of our Pennsylvania and Regency loan portfolios with both portfolios continuing to perform well. Our focus in the Florida portfolio remains the land-related segment, which performed slightly better than our expectations and represents only 1.0% of total loans at quarter end,” remarked Mr. Gurgovits.
In total, the provision for loan losses equaled $10.8 million for the fourth quarter of 2010, while net charge-offs totaled $21.3 million. Based on our analysis of the trends in credit quality, reserves for the Pennsylvania and Regency portfolios were maintained at the same percentage of loans as reported at September 30, 2010, as provision covered net charge-offs and supported loan growth for both portfolios in the fourth quarter. For the Florida portfolio, net loan charge-offs of $12.9 million for the fourth quarter of 2010 exceeded provision for loan losses of $1.3 million, reflecting the completion of the annual reappraisal process during the fourth quarter for the Florida land-related segment and the corresponding utilization of previously provided reserves.
The Pennsylvania loan portfolio‘s credit quality metrics for the fourth quarter of 2010 reflect continued solid performance. The Pennsylvania loan portfolio totaled $5.7 billion at December 31, 2010 (94.1% of the total loan portfolio) and delivered credit quality metrics characterized by continued improvements in total past due and non-accrual loans to total loans and non-performing assets to total assets. The slight increase in net loan charge-offs for the fourth quarter of 2010, compared to the prior quarter, reflects $1.8 million in charge-offs from two credits obtained through prior acquisitions, utilizing previously provided reserves. Net charge-offs for the fourth quarter totaled $6.9 million or 0.48% annualized of average loans, bringing net charge-offs for the full year 2010 to 0.36% of average loans, representative of historically good results. At December 31, 2010, the ratio of the allowance for loan losses to total loans remained unchanged from September 30, 2010 at 1.43%.
The Florida loan portfolio totaled $195.3 million at December 31, 2010 (3.2% of the total loan portfolio) with the land-related portion of the portfolio decreasing $16.6 million to $62.8 million or only 1.0% of total loans at December 31, 2010. Activity for the fourth quarter of 2010 included $12.9 million in charge-offs mainly related to reappraisals of Florida land-related credits and continued loan repayments. The reappraisal results during the fourth quarter were slightly better than our expectations. Reflecting fourth quarter of 2010 charge-offs and payments received, Florida non-performing loans and OREO decreased $16.7 million to $76.1 million or 35.2% of total Florida loans and OREO at December 31, 2010. At December 31, 2010, the ratio of the allowance for loan losses to total loans for the Florida portfolio equaled 8.95%, reflecting utilization of previously provided reserves.
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. As of December 31, 2010, the Corporation’s regulatory capital ratios improved from September 30, 2010 reflecting higher retained net income. At December 31, 2010, the total risk-based capital ratio was 13.1%, the tier 1 risk-based capital ratio was 11.6% and the leverage ratio was 8.7%. The tangible common equity to tangible assets ratio (non-GAAP measure) improved to 6.01% at December 31, 2010 from 5.96% at September 30, 2010. The tangible book value per share (non-GAAP measure) increased 2 cents during the quarter to $4.40 and the dividend payout ratio for the quarter was 59%.
Full Year 2010 Results
F.N.B. Corporation’s full year of 2010 net income increased to $74.7 million, or $0.65 per diluted share, compared to full year of 2009 net income available to common shareholders of $32.8 million, or $0.32 per diluted common share. For 2010, return on average tangible common equity (non-GAAP measure) was 16.02%, return on average equity was 7.06%, return on average tangible assets (non-GAAP measure) was 0.95% and return on average assets was 0.84%.
Net interest income on a fully taxable equivalent basis totaled $291.6 million for 2010, an increase of $18.3 million or 6.7% over 2009, reflecting growth in average earning assets of 3.7% and a 12 basis point expansion of the net interest margin to 3.77%. The margin expansion reflects lower deposit and borrowing costs driven by an improved funding mix in a low interest rate environment, partially offset by lower yields on earning assets.
For the full year of 2010, compared to 2009, average earning assets increased through growth in average loans of $137.4 million or 2.4%, and growth in average investments of $140.5 million, or 8.7%, reflecting the investment of increased balance sheet liquidity in short-duration, high-quality securities. Full year 2010 average loan growth was driven by average commercial loan growth of $95.2 million, or 3.0%, accomplished primarily by market share expansion through new client acquisition. Additionally, during 2010 average consumer loans grew $19.6 million, or 0.8%, reflecting growth in the average home equity lending portfolio driven by successful promotional initiatives in 2010. Average other loans grew $22.6 million, or 29.1%, due to growth in the commercial equipment-leasing portfolio of $19.3 million, or 41.4%.
For the full year of 2010, average deposits and treasury management balances increased $479.9 million or 7.2%, with low-cost average transaction balances growing $371.2 million or 9.3%, and average treasury management balances growing $167.6 million or 35.5%. The strong deposits and treasury management growth reflects our success in expanding market share through new client acquisition and higher depositor average balances.
Non-interest income totaled $116.0 million for 2010, an increase of 9.9% compared to 2009. Fee income on a year-over-year basis includes a 7.7% increase in trust-related revenue, primarily reflecting improved market conditions, and 22.9% higher mortgage-related gains. In addition, 2010 included higher gains on the sale of securities, higher recoveries on impaired loans acquired through acquisitions, gains related to the successful harvesting of two mezzanine financing relationships by F.N.B. Capital Corporation and lower other-than-temporary impairment charges. Partially offsetting these gains in fee income, service charges declined 1.7% due to decreased overdraft fee revenue resulting from changes in customer behavior and Regulation E implementation on August 15, 2010. The 2010 Regulation E-related negative impact to fee revenue was partially mitigated by increases in other service charges. In addition, 2010 reflected lower insurance commissions and fees of 5.4%, primarily a result of decreased contingent fee revenue, and lower securities commissions and fees of 8.3%, as annuity sales were negatively impacted by the low interest rate environment.
Non-interest expense totaled $251.1 million for 2010, a decrease of 1.7% compared to 2009. During 2010, personnel costs declined 0.5% due to the previously mentioned one-time $10.5 million credit to pension expense. Absent this credit, personnel costs for 2010 increased reflecting higher salaries and employee benefits associated with various revenue-generating initiatives such as the addition of an asset-based lending group and an expanded private banking group, as well as higher incentive compensation resulting from business performance. Additionally, 2010 results include pre-payment charges associated with the repayment of FHLB debt partially offset by lower FDIC insurance premiums due to the special assessment in 2009. F.N.B. Corporation’s efficiency ratio improved to 60.0% for 2010, compared to 65.5% for 2009, reflecting our continued focus on growing revenue and controlling expenses and the benefit of the 2010 reduction in pension expense due to the plan amendment.
While credit quality results for 2010 significantly improved compared to 2009, credit-related costs remained elevated compared to historical levels primarily due to the performance of the Florida land-related loan portfolio. Net loan charge-offs for 2010 improved 38 basis points, to

0.77% of total loans, compared to 1.15% of total loans for 2009. The improvement reflects lower charge-offs in the Florida portfolio in 2010 and continued good performance for the Pennsylvania and Regency portfolios. The provision for loan losses for 2010 totaled $47.3 million, an improvement of $19.5 million compared to $66.8 million for 2009 and primarily reflects lower Florida-related provision for loan losses of $18.0 million for 2010 compared to 2009.
The full year of 2009 included $8.3 million in costs associated with the preferred stock sold to the U.S. Treasury pursuant to the Capital Purchase Plan (CPP) in January 2009 and subsequently redeemed in September 2009.
Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss fourth quarter and full year 2010 financial results on Tuesday, January 25, 2011, at 8:00 AM EST. Participating callers may access the call by dialing (888) 208-1332 or (913) 981-5551 for international callers; the confirmation number is 4628644. The listen-only audio Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.
A replay of the call will be available from 11:00 AM EST the day of the call until midnight EST on Tuesday, February 1, 2011. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 4628644. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.6 billion as of January 1, 2011 (including the completed acquisition of Comm Bancorp, Inc.). F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”,

“will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission which are on file with the SEC, and are available on our shareholder and investor relations website at www.fnbcorporation.com and on the SEC website at www.sec.gov; (9) housing prices; (10) job market; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. All information provided in this release and in the attachments is based on information presently available and F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Cynthia Christopher 724-983-3429
724-815-3926 (cell)
christoc@fnb-corp.com

Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				4th Qtr 2010 -	4th Qtr 2010 -
	2010		2009	3rd Qtr 2010	4th Qtr 2009
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$92,867	$93,947	$96,160	-1.2	-3.4
Interest expense	20,022	21,688	26,468	-7.7	-24.4

Net interest income	72,845	72,259	69,692	0.8	4.5
Taxable equivalent adjustment	1,683	1,666	1,661	1.0	1.3

Net interest income (FTE) (1)	74,528	73,925	71,353	0.8	4.5
Provision for loan losses	10,807	12,313	25,924	-12.2	-58.3

Net interest income after provision (FTE)	63,721	61,612	45,429	3.4	40.3

Impairment losses on securities	(51)	0	(9,366)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	0	0	5,707	n/m	n/m

Net impairment losses on securities	(51)	0	(3,659)	n/m	n/m

Service charges	14,146	14,250	14,781	-0.7	-4.3
Insurance commissions and fees	3,678	3,921	3,794	-6.2	-3.0
Securities commissions and fees	1,717	1,794	2,213	-4.3	-22.4
Trust income	3,289	3,084	3,025	6.6	8.7
Gain on sale of securities	443	80	30	455.2	1373.7
Gain on sale of loans	1,423	964	720	47.5	97.7
Other	4,855	3,661	4,376	32.6	10.9

Total non-interest income	29,500	27,754	25,280	6.3	16.7

Salaries and employee benefits	25,911	33,831	31,769	-23.4	-18.4
Occupancy and equipment	9,477	9,267	9,443	2.3	0.4
Amortization of intangibles	1,673	1,675	1,728	-0.1	-3.2
Other	21,268	19,474	22,841	9.2	-6.9

Total non-interest expense	58,329	64,247	65,781	-9.2	-11.3

Income before income taxes	34,892	25,119	4,928	38.9	608.1
Taxable equivalent adjustment	1,683	1,666	1,661	1.0	1.3
Income taxes (benefit)	9,676	6,236	(1,289)	55.2	-850.9

Net income	$23,533	$17,217	$4,556	36.7	416.5

Earnings per common share
Basic	$0.21	$0.15	$0.04	40.0	425.0
Diluted	$0.21	$0.15	$0.04	40.0	425.0

Performance ratios
Return on average equity	8.74%	6.43%	1.72%
Return on average tangible common equity (2) (6)	19.28%	14.56%	4.66%
Return on average assets	1.03%	0.76%	0.21%
Return on average tangible assets (3) (6)	1.15%	0.87%	0.28%
Net interest margin (FTE) (1) (8)	3.77%	3.78%	3.77%
Yield on earning assets (FTE) (1) (8)	4.78%	4.89%	5.17%
Cost of funds	1.17%	1.28%	1.60%
Efficiency ratio (FTE) (1) (4) (8)	54.46%	61.54%	66.28%
Effective tax rate	29.14%	26.59%	-39.45%

Common stock data
Average basic shares outstanding	114,077,849	113,983,990	113,592,665	0.1	0.4
Average diluted shares outstanding	114,596,166	114,486,251	113,966,034	0.1	0.6
Ending shares outstanding	114,747,085	114,632,850	114,111,695	0.1	0.6
Common book value per share	$9.29	$9.29	$9.14	0.0	1.6
Tangible common book value per share (6)	$4.40	$4.38	$4.17	0.5	5.6
Tangible common book value per share
excluding AOCI (5) (6)	$4.69	$4.58	$4.43	2.4	5.9
Dividend payout ratio (common)	58.82%	80.31%	301.32%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
	2010	2009	Variance
Statement of earnings
Interest income	$373,721	$388,218	-3.7
Interest expense	88,731	121,179	-26.8

Net interest income	284,990	267,039	6.7
Taxable equivalent adjustment	6,652	6,350	4.7

Net interest income (FTE) (1)	291,642	273,389	6.7
Provision for loan losses	47,323	66,802	-29.2

Net interest income after provision (FTE)	244,319	206,587	18.3

Impairment losses on securities	(9,590)	(25,232)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	7,251	17,339	n/m

Net impairment losses on securities	(2,339)	(7,893)	n/m

Service charges	56,780	57,736	-1.7
Insurance commissions and fees	15,772	16,672	-5.4
Securities commissions and fees	6,839	7,460	-8.3
Trust income	12,719	11,811	7.7
Gain on sale of securities	2,960	528	460.0
Gain on sale of loans	3,762	3,061	22.9
Other	19,479	16,107	20.9

Total non-interest income	115,972	105,482	9.9

Salaries and employee benefits	126,259	126,865	-0.5
Occupancy and equipment	38,261	38,249	0.0
Amortization of intangibles	6,714	7,088	-5.3
Other	79,869	83,137	-3.9

Total non-interest expense	251,103	255,339	-1.7

Income before income taxes	109,188	56,730	92.5
Taxable equivalent adjustment	6,652	6,350	4.7
Income taxes (benefit)	27,884	9,269	200.8

Net income	74,652	41,111	81.6
Preferred stock dividends and discount amortization	0	8,308	n/m

Net income available to common shareholders	$74,652	$32,803	127.6

Earnings per common share
Basic	$0.66	$0.32	106.3
Diluted	$0.65	$0.32	103.1

Performance ratios
Return on average equity	7.06%	3.87%
Return on average tangible common equity (2) (6)	16.02%	8.74%
Return on average assets	0.84%	0.48%
Return on average tangible assets (3) (6)	0.95%	0.57%
Net interest margin (FTE) (1) (8)	3.77%	3.65%
Yield on earning assets (FTE) (1) (8)	4.92%	5.28%
Cost of funds	1.32%	1.86%
Efficiency ratio (FTE) (1) (4) (8)	59.96%	65.52%
Effective tax rate	27.19%	18.40%

Common stock data
Average basic shares outstanding	113,923,612	102,580,415	11.1
Average diluted shares outstanding	114,281,733	102,849,334	11.1
Ending shares outstanding	114,747,085	114,111,695	0.6
Common book value per share	$9.29	$9.14	1.6
Tangible common book value per share (6)	$4.40	$4.17	5.6
Tangible common book value per share excluding AOCI (5) (6)	$4.69	$4.43	5.9
Dividend payout ratio (common)	74.02%	149.50%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2010 -	4th Qtr 2010 -
	2010		2009	3rd Qtr 2010	4th Qtr 2009
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$9,044,812	$8,958,692	$8,681,532	1.0	4.2
Earning assets (8)	7,856,410	7,773,915	7,524,129	1.1	4.4
Securities	1,642,219	1,612,612	1,489,608	1.8	10.2
Short-term investments (8)	168,729	162,377	158,011	3.9	6.8
Loans, net of unearned income	6,045,462	5,998,926	5,876,510	0.8	2.9
Allowance for loan losses	118,187	117,982	110,974	0.2	6.5
Goodwill and intangibles	561,946	563,631	568,666	-0.3	-1.2

Deposits and treasury management accounts (7)	7,328,829	7,247,270	6,843,748	1.1	7.1
Short-term borrowings	134,456	129,752	130,430	3.6	3.1
Long-term debt	199,007	208,433	346,819	-4.5	-42.6
Trust preferred securities	204,118	204,287	204,793	-0.1	-0.3
Shareholders’ equity	1,068,468	1,062,512	1,052,483	0.6	1.5

Asset quality data
Non-accrual loans	$115,589	$135,661	$133,891	-14.8	-13.7
Restructured loans	19,705	18,735	11,624	5.2	69.5

Non-performing loans	135,294	154,396	145,515	-12.4	-7.0
Other real estate owned	32,702	32,345	21,367	1.1	53.0

Total non-performing loans and OREO	167,996	186,741	166,882	-10.0	0.7
Non-performing investments	5,974	5,163	4,825	15.7	23.8

Non-performing assets	$173,970	$191,904	$171,707	-9.3	1.3

Net loan charge-offs	$21,314	$9,726	$27,161	119.1	-21.5
Allowance for loan losses	106,120	116,627	104,655	-9.0	1.4

Non-performing loans / total loans	2.22%	2.57%	2.49%
Non-performing loans + OREO / total loans + OREO	2.74%	3.09%	2.84%
Non-performing assets / total assets	1.94%	2.13%	1.97%
Allowance for loan losses / total loans	1.74%	1.94%	1.79%
Allowance for loan losses / non-performing loans	78.44%	75.54%	71.92%
Net loan charge-offs (annualized) / average loans	1.40%	0.64%	1.83%

Balances at period end
Total assets	$8,959,915	$8,993,043	$8,709,077	-0.4	2.9
Earning assets (8)	7,795,476	7,794,305	7,502,450	0.0	3.9
Loans, net of unearned income	6,088,155	6,004,577	5,849,361	1.4	4.1
Deposits and treasury management accounts (7)	7,258,045	7,284,967	6,917,007	-0.4	4.9
Total equity	1,066,124	1,064,846	1,043,302	0.1	2.2

Capital ratios
Equity / assets (period end)	11.90%	11.84%	11.98%
Leverage ratio	8.69%	8.63%	8.68%
Tangible equity / tangible assets (period end) (6)	6.01%	5.96%	5.84%
Tangible equity, excluding AOCI / tangible assets (period end) (5) (6)	6.41%	6.23%	6.22%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2010	2009	Variance
Average balances
Total assets	$8,906,734	$8,606,188	3.5
Earning assets (8)	7,724,919	7,447,018	3.7
Securities	1,584,612	1,399,444	13.2
Short-term investments (8)	171,740	216,398	-20.6
Loans, net of unearned income	5,968,567	5,831,176	2.4
Allowance for loan losses	114,526	107,015	7.0
Goodwill and intangibles	564,448	571,492	-1.2

Deposits and treasury management accounts (7)	7,186,716	6,706,830	7.2
Short-term borrowings	130,980	114,341	14.6
Long-term debt	224,610	419,570	-46.5
Trust preferred securities	204,370	205,045	-0.3
Shareholders’ equity — common	1,057,732	999,502	5.8
Shareholders’ equity — preferred	0	63,602	n/m

Asset quality data
Non-accrual loans	$115,589	$133,891	-13.7
Restructured loans	19,705	11,624	69.5

Non-performing loans	135,294	145,515	-7.0
Other real estate owned	32,702	21,367	53.0

Total non-performing loans and OREO	167,996	166,882	0.7
Non-performing investments	5,974	4,825	23.8

Non-performing assets	$173,970	$171,707	1.3

Net loan charge-offs	$45,858	$66,892	-31.4
Allowance for loan losses	106,120	104,655	1.4

Non-performing loans / total loans	2.22%	2.49%
Non-performing loans + OREO / total loans + OREO	2.74%	2.84%
Non-performing assets / total assets	1.94%	1.97%
Allowance for loan losses / total loans	1.74%	1.79%
Allowance for loan losses / non-performing loans	78.44%	71.92%
Net loan charge-offs (annualized) / average loans	0.77%	1.15%

Balances at period end
Total assets	$8,959,915	$8,709,077	2.9
Earning assets (8)	7,795,476	7,502,450	3.9
Loans, net of unearned income	6,088,155	5,849,361	4.1
Deposits and treasury management accounts (7)	7,258,045	6,917,007	4.9
Total equity	1,066,124	1,043,302	2.2

Capital ratios
Equity / assets (period end)	11.90%	11.98%
Leverage ratio	8.69%	8.68%
Tangible equity/tangible assets (period end) (6)	6.01%	5.84%
Tangible common equity, excluding AOCI / tangible assets (period end) (5) (6)	6.41%	6.22%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2010 -	4th Qtr 2010 -
	2010		2009	3rd Qtr 2010	4th Qtr 2009
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,303,222	$3,301,993	$3,250,530	0.0	1.6
Direct installment	1,001,104	990,453	990,573	1.1	1.1
Residential mortgages	631,423	625,167	612,146	1.0	3.1
Indirect installment	515,341	521,815	535,856	-1.2	-3.8
Consumer LOC	484,560	455,971	401,127	6.3	20.8
Other	109,812	103,527	86,278	6.1	27.3

Total loans	$6,045,462	$5,998,926	$5,876,510	0.8	2.9

Deposits:
Non-interest bearing deposits	$1,105,157	$1,077,797	$978,110	2.5	13.0
Savings and NOW	3,380,143	3,307,256	3,122,911	2.2	8.2
Certificates of deposit and other time deposits	2,159,718	2,201,454	2,206,537	-1.9	-2.1

Total deposits	6,645,018	6,586,507	6,307,558	0.9	5.4
Treasury management accounts (7)	683,811	660,763	536,190	3.5	27.5

Total deposits and treasury management accounts (7)	$7,328,829	$7,247,270	$6,843,748	1.1	7.1

Balances at period end
Loans:
Commercial	$3,337,992	$3,299,230	$3,234,738	1.2	3.2
Direct installment	1,002,725	994,614	985,746	0.8	1.7
Residential mortgages	622,242	612,484	605,219	1.6	2.8
Indirect installment	514,369	519,366	527,818	-1.0	-2.5
Consumer LOC	493,881	473,606	408,469	4.3	20.9
Other	116,946	105,277	87,371	11.1	33.9

Total loans	$6,088,155	$6,004,577	$5,849,361	1.4	4.1

Deposits:
Non-interest bearing deposits	$1,093,230	$1,103,393	$992,298	-0.9	10.2
Savings and NOW	3,423,844	3,307,698	3,182,909	3.5	7.6
Certificates of deposit and other time deposits	2,129,069	2,186,737	2,205,016	-2.6	-3.4

Total deposits	6,646,143	6,597,828	6,380,223	0.7	4.2
Treasury management accounts (7)	611,902	687,139	536,784	-10.9	14.0

Total deposits and treasury management accounts (7)	$7,258,045	$7,284,967	$6,917,007	-0.4	4.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2010	2009	Variance
Average balances
Loans:
Commercial	$3,299,506	$3,204,334	3.0
Direct installment	984,010	1,013,099	-2.9
Residential mortgages	621,480	623,736	-0.4
Indirect installment	518,231	538,031	-3.7
Consumer LOC	444,898	374,164	18.9
Other	100,442	77,812	29.1

Total loans	$5,968,567	$5,831,176	2.4

Deposits:
Non-interest bearing deposits	$1,045,837	$940,808	11.2
Savings and NOW	3,300,964	3,034,843	8.8
Certificates of deposit and other time deposits	2,199,667	2,258,551	-2.6

Total deposits	6,546,468	6,234,202	5.0
Treasury management accounts (7)	640,248	472,628	35.5

Total deposits and treasury management accounts (7)	$7,186,716	$6,706,830	7.2

Balances at period end
Loans:
Commercial	$3,337,992	$3,234,738	3.2
Direct installment	1,002,725	985,746	1.7
Residential mortgages	622,242	605,219	2.8
Indirect installment	514,369	527,818	-2.5
Consumer LOC	493,881	408,469	20.9
Other	116,946	87,371	33.9

Total loans	$6,088,155	$5,849,360	4.1

Deposits:
Non-interest bearing deposits	$1,093,230	$992,298	10.2
Savings and NOW	3,423,844	3,182,909	7.6
Certificates of deposit and other time deposits	2,129,069	2,205,016	-3.4

Total deposits	6,646,143	6,380,224	4.2
Treasury management accounts (7)	611,902	536,784	14.0

Total deposits and treasury management accounts (7)	$7,258,046	$6,917,008	4.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Fourth Quarter 2010
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$58,528	$55,222	$1,839	$115,589
Restructured loans	13,433	0	6,272	19,705

Non-performing loans	71,961	55,222	8,111	135,294
Other real estate owned	10,520	20,860	1,322	32,702

Total non-performing loans and OREO	82,481	76,082	9,433	167,996
Non-performing investments	5,974	0	0	5,974

Non-performing assets	$88,455	$76,082	$9,433	$173,970

Net loan charge-offs	$6,870	$12,901	$1,543	$21,314
Provision for loan losses	7,939	1,271	1,597	10,807
Allowance for loan losses	81,797	17,485	6,838	106,120
Loans, net of unearned income	5,730,069	195,281	162,805	6,088,155

Non-performing loans / total loans	1.26%	28.28%	4.98%	2.22%
Non-performing loans + OREO / total loans + OREO	1.44%	35.20%	5.75%	2.74%
Non-performing assets / total assets	1.03%	38.30%	5.50%	1.94%
Allowance for loan losses / total loans	1.43%	8.95%	4.20%	1.74%
Allowance for loan losses / non-performing loans	113.67%	31.66%	84.30%	78.44%
Net loan charge-offs (annualized) / average loans	0.48%	25.05%	3.78%	1.40%

Loans 30 - 89 days past due	$38,600	$2,499	$2,523	$43,622
Loans 90+ days past due	6,127	0	2,507	8,634
Non-accrual loans	58,528	55,222	1,839	115,589

Total past due and non-accrual loans	$103,255	$57,721	$6,869	$167,845

Total past due and non-accrual loans / total loans	1.80%	29.56%	4.22%	2.76%

	Third Quarter 2010
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$62,634	$71,210	$1,817	$135,661
Restructured loans	12,670	0	6,065	18,735

Non-performing loans	75,304	71,210	7,882	154,396
Other real estate owned	9,458	21,548	1,339	32,345

Total non-performing loans and OREO	84,762	92,758	9,221	186,741
Non-performing investments	5,163	0	0	5,163

Non-performing assets	$89,925	$92,758	$9,221	$191,904

Net loan charge-offs	$4,462	$3,694	$1,570	$9,726
Provision for loan losses	4,796	5,867	1,650	12,313
Allowance for loan losses	80,729	29,114	6,784	116,627
Loans, net of unearned income	5,629,633	213,436	161,508	6,004,577

Non-performing loans / total loans	1.34%	33.36%	4.88%	2.57%
Non-performing loans + OREO / total loans + OREO	1.50%	39.47%	5.66%	3.09%
Non-performing assets / total assets	1.05%	45.06%	5.48%	2.13%
Allowance for loan losses / total loans	1.43%	13.64%	4.20%	1.94%
Allowance for loan losses / non-performing loans	107.20%	40.88%	86.07%	75.54%
Net loan charge-offs (annualized) / average loans	0.32%	6.59%	3.84%	0.64%

Loans 30 - 89 days past due	$32,846	$1,000	$2,402	$36,248
Loans 90+ days past due	7,007	0	2,187	9,194
Non-accrual loans	62,634	71,210	1,817	135,661

Total past due and non-accrual loans	$102,487	$72,210	$6,406	$181,103

Total past due and non-accrual loans / total loans	1.82%	33.83%	3.97%	3.02%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Fourth Quarter 2009
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$60,166	$71,737	$1,988	$133,891
Restructured loans	5,994	0	5,630	11,624

Non-performing loans	66,160	71,737	7,618	145,515
Other real estate owned	9,836	10,341	1,190	21,367

Total non-performing loans and OREO	75,996	82,078	8,808	166,882
Non-performing investments	4,825	0	0	4,825

Non-performing assets	$80,821	$82,078	$8,808	$171,707

Net loan charge-offs	$5,122	$20,301	$1,738	$27,161
Provision for loan losses	10,420	13,463	2,041	25,924
Allowance for loan losses	78,061	19,789	6,805	104,655
Loans, net of unearned income	5,443,443	243,912	162,006	5,849,361

Non-performing loans / total loans	1.22%	29.41%	4.70%	2.49%
Non-performing loans + OREO / total loans + OREO	1.39%	32.28%	5.40%	2.84%
Non-performing assets / total assets	0.98%	35.01%	5.23%	1.97%
Allowance for loan losses / total loans	1.43%	8.11%	4.20%	1.79%
Allowance for loan losses / non-performing loans	117.99%	27.59%	89.33%	71.92%
Net loan charge-offs (annualized) / average loans	0.37%	31.25%	4.30%	1.83%

Loans 30 - 89 days past due	$42,642	$0	$2,796	$45,438
Loans 90+ days past due	9,851	0	2,620	12,471
Non-accrual loans	60,166	71,737	1,988	133,891

Total past due and non-accrual loans	$112,659	$71,737	$7,404	$191,800

Total past due and non-accrual loans / total loans	2.07%	29.41%	4.57%	3.28%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2010 -	4th Qtr 2010 -
	2010		2009	3rd Qtr 2010	4th Qtr 2009
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Balance Sheet (at period end)
Assets
Cash and due from banks	$115,556	$142,615	$160,845	-19.0	-28.2
Interest bearing deposits with banks	16,015	164,406	149,705	-90.3	-89.3

Cash and cash equivalents	131,571	307,021	310,550	-57.1	-57.6
Securities available for sale	738,125	738,828	715,349	-0.1	3.2
Securities held to maturity	940,481	869,765	775,281	8.1	21.3
Residential mortgage loans held for sale	12,700	16,729	12,754	-24.1	-0.4
Loans, net of unearned income	6,088,155	6,004,577	5,849,361	1.4	4.1
Allowance for loan losses	(106,120)	(116,627)	(104,655)	-9.0	1.4

Net loans	5,982,035	5,887,950	5,744,706	1.6	4.1
Premises and equipment, net	115,956	114,320	117,921	1.4	-1.7
Goodwill	528,720	528,720	528,710	0.0	0.0
Core deposit and other intangible assets, net	32,428	34,100	39,141	-4.9	-17.1
Bank owned life insurance	208,051	207,402	205,447	0.3	1.3
Other assets	269,848	288,209	259,218	-6.4	4.1

Total Assets	$8,959,915	$8,993,043	$8,709,077	-0.4	2.9

Liabilities
Deposits:
Non-interest bearing demand	$1,093,230	$1,103,393	$992,298	-0.9	10.2
Savings and NOW	3,423,844	3,307,698	3,182,909	3.5	7.6
Certificates and other time deposits	2,129,069	2,186,737	2,205,016	-2.6	-3.4

Total Deposits	6,646,143	6,597,828	6,380,223	0.7	4.2
Other liabilities	97,951	105,326	86,797	-7.0	12.9
Short-term borrowings	753,603	817,582	669,167	-7.8	12.6
Long-term debt	192,058	203,257	324,877	-5.5	-40.9
Junior subordinated debt	204,036	204,204	204,711	-0.1	-0.3

Total Liabilities	7,893,791	7,928,197	7,665,775	-0.4	3.0

Stockholders’ Equity
Common stock	1,143	1,142	1,138	0.1	0.5
Additional paid-in capital	1,094,713	1,092,828	1,087,369	0.2	0.7
Retained earnings	6,564	(3,126)	(12,833)	-310.0	-151.1
Accumulated other comprehensive income	(33,732)	(23,481)	(30,633)	43.7	10.1
Treasury stock	(2,564)	(2,517)	(1,739)	1.9	47.5

Total Stockholders’ Equity	1,066,124	1,064,846	1,043,302	0.1	2.2

Total Liabilities and Stockholders’ Equity	$8,959,915	$8,993,043	$8,709,077	-0.4	2.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The non-GAAP financial measures used by the Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2010		2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$93,364	$68,308	$18,077
Amortization of intangibles, net of tax (annualized)	4,315	4,319	4,457

	97,679	72,627	22,534

Average total shareholders’ equity	1,068,468	1,062,512	1,052,483
Less: Average intangibles	(561,946)	(563,631)	(568,666)

	506,522	498,881	483,817

Return on average tangible equity (2)	19.28%	14.56%	4.66%

Return on average tangible assets (3):
Net income (annualized)	$93,364	$68,308	$18,077
Amortization of intangibles, net of tax (annualized)	4,315	4,319	4,457

	97,679	72,627	22,534

Average total assets	9,044,812	8,958,692	8,681,532
Less: Average intangibles	(561,946)	(563,631)	(568,666)

	8,482,866	8,395,061	8,112,866

Return on average tangible assets (3)	1.15%	0.87%	0.28%

Tangible book value per share:
Total shareholders’ equity	$1,066,124	$1,064,846	$1,043,302
Less: intangibles	(561,149)	(562,820)	(567,851)

	504,975	502,026	475,451

Ending shares outstanding	114,747,085	114,632,850	114,111,695

Tangible book value per share	$4.40	$4.38	$4.17

Tangible book value per share excluding AOCI (5):
Total shareholders’ equity	$1,066,124	$1,064,846	$1,043,302
Less: intangibles	(561,149)	(562,820)	(567,851)
Less: AOCI	33,732	23,481	30,633

	538,707	525,507	506,084

Ending shares outstanding	114,747,085	114,632,850	114,111,695

Tangible book value per share excluding AOCI (5)	$4.69	$4.58	$4.43

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,
	2010	2009
Return on average tangible common equity (2):
Net income available to common shareholders (annualized)	$74,652	$32,803
Amortization of intangibles, net of tax (annualized)	4,364	4,607

	79,016	37,410

Average total shareholders’ equity	1,057,732	1,063,104
Less: Average preferred shareholders’ equity	0	(63,602)
Less: Average intangibles	(564,448)	(571,492)

	493,284	428,010

Return on average tangible common equity (2)	16.02%	8.74%

Return on average tangible assets (3):
Net income (annualized)	$74,652	$41,111
Amortization of intangibles, net of tax (annualized)	4,364	4,607

	79,016	45,718

Average total assets	8,906,734	8,606,188
Less: Average intangibles	(564,448)	(571,492)

	8,342,286	8,034,696

Return on average tangible assets (3)	0.95%	0.57%

Tangible book value per share:
Total shareholders’ equity	$1,066,124	$1,043,302
Less: intangibles	(561,149)	(567,851)

	504,975	475,451

Ending shares outstanding	114,747,085	114,111,695

Tangible book value per share	$4.40	$4.17

Tangible book value per share excluding AOCI (5):
Total shareholders’ equity	$1,066,124	$1,043,302
Less: intangibles	(561,149)	(567,851)
Less: AOCI	33,732	30,633

	538,707	506,084

Ending shares outstanding	114,747,085	114,111,695

Tangible book value per share excluding AOCI (5)	$4.69	$4.43

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2010		2009
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,066,124	$1,064,846	$1,043,302
Less: intangibles	(561,149)	(562,820)	(567,851)

	504,975	502,026	475,451

Total assets	8,959,915	8,993,043	8,709,077
Less: intangibles	(561,149)	(562,820)	(567,851)

	8,398,766	8,430,223	8,141,226

Tangible equity / tangible assets (period end)	6.01%	5.96%	5.84%

Tangible equity, excluding AOCI / tangible assets (period end) (5):
Total shareholders’ equity	$1,066,124	$1,064,846	$1,043,302
Less: intangibles	(561,149)	(562,820)	(567,851)
Less: AOCI	33,732	23,481	30,633

	538,707	525,507	506,084

Total assets	8,959,915	8,993,043	8,709,077
Less: intangibles	(561,149)	(562,820)	(567,851)

	8,398,766	8,430,223	8,141,226

Tangible equity, excluding AOCI / tangible assets (period end) (5)	6.41%	6.23%	6.22%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other- than-temporarily impaired securities and unrecognized pension and postretirement obligations.

(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(7)	Treasury management accounts represent repurchase agreements and are included in short-term borrowings on the balance sheet.

(8)	Certain prior period amounts have been reclassified to conform to the current period presentation.